UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 13, 2019
Date of Report (Date of earliest event reported)

Essential Properties Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38530	82-4005693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Carnegie Center Boulevard, Suite 520 Princeton, New Jersey (Address of principal executive offices)		08540 (Zip Code)

Registrant’s telephone number, including area code: (609) 436-0619

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 — Other Events.

On March 18, 2019, Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), closed an underwritten public offering of 14,030,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), including 1,830,000 shares of Common Stock purchased by the underwriters pursuant to an option to purchase additional shares.

In connection with the offering, on March 13, 2019, the Company and Essential Properties, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), entered into an underwriting agreement with Citigroup Global Markets Inc., Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriting Agreement”), to issue and sell 12,200,000 shares of Common Stock, plus an additional 1,830,000 shares issuable upon the exercise in full of the underwriters’ option to purchase additional shares. The Underwriting Agreement contains customary representations, warranties and covenants among the parties. These representations, warranties and covenants are not representations of factual information to investors about the Company, the Operating Partnership or their respective subsidiaries, and the sale of Common Stock pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company or the Operating Partnership. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of March 13, 2019, among the Company and the Operating Partnership, on the one hand, and Citigroup Global Markets Inc., Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named therein, on the other hand

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

Date: March 18, 2019	By:/s/ Hillary P. Hai Hillary P. Hai

Chief Financial Officer